UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 19, 2026

Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100 LU
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2026, Terra Innovatum Global N.V. (the “Company”) received an expected deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Form 10-Q”) and as a result of remaining delinquent in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”), as required for continued listing on The Nasdaq Global Select Market.

The Notice has no immediate effect on the listing or trading of the Company's common stock on Nasdaq Global Select Market. In accordance with Nasdaq’s listing rules, the Company has until June 15, 2026, to submit a plan to regain compliance with respect to the filing requirements. If the Company submits a plan to Nasdaq and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the due date of the filing of the 2025 Form 10-K (as extended pursuant to Rule 12b-25 under the Securities Act of 1933, as amended (the “Securities Act”)), or until October 12, 2026, to regain compliance.

The Company intends to regain compliance with Nasdaq’s listing rules as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2026

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer

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